SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2002

RENAISSANCE LEARNING, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	0-22187	39-1559474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2911 Peach Street P.O. Box 8036 Wisconsin Rapids, Wisconsin 54495-8036 (Address of principal executive offices)

Registrant's telephone number, including area code: (715) 424-3636

        This Amendment No. 1 is filed to respond to comments received from the Commission regarding the Company's Current Report on Form 8-K dated May 22, 2002 and filed on May 28, 2002. Paragraphs three, four and six of Item 4 have been amended to change the subsequent interim period ending date from March 31, 2002 to May 22, 2002, and Exhibit 16.1 has been revised to add a reference to the first sentence of paragraph one of Item 4.

Item 4. Changes in Registrant's Certifying Accountant.

        On May 22, 2002, Renaissance Learning, Inc. (the "Company"), dismissed Arthur Andersen LLP ("Andersen") as its independent public accountants and appointed Deloitte & Touche LLP ("Deloitte") as its new independent accountants, effective immediately. The decision to dismiss Andersen and to retain Deloitte was approved by the Company's Audit Committee.

        Andersen's reports on the Company's consolidated financial statements as of and for the fiscal years ended December 31, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

        During the Company's two most recent fiscal years ended December 31, 2001, and the subsequent interim period through May 22, 2002, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Andersen's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

        None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the Company's two most recent fiscal years ended December 31, 2001 and the subsequent interim period through May 22, 2002.

        The Company has provided Andersen with a copy of the foregoing disclosures. Attached hereto as Exhibit 16.1 is a letter from Andersen, stating their agreement with said statements.

        During the Company's two most recent fiscal years ended December 31, 2001, and the subsequent interim period through May 22, 2002, the Company did not consult with Deloitte regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

        A copy of the May 22, 2002 press release regarding the dismissal of Arthur Andersen is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c)      Exhibits

Exhibit No.	Description
16.1	Letter of Arthur Andersen LLP regarding change in certifying accountant.

99.1	Press Release dated May 22, 2002.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 18, 2002	RENAISSANCE LEARNING, INC.

By: /s/ Michael H. Baum
Michael H. Baum
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter of Arthur Andersen LLP regarding change in certifying accountant.

99.1	Press Release dated May 22, 2002.